Rule 424(b)(2)
			Registration No. 333-75723


PRICING SUPPLEMENT NO. 20 dated February 7, 2000
to Prospectus Supplement dated April 30, 1999
and Prospectus dated April 30, 1999

	 LEHMAN BROTHERS HOLDINGS INC.
        	  Medium-Term Notes, Series F
	      Due Nine Months or More From the Date of Issue
		(Fixed Rate)

Cusip No.:  		52517PQT1

Principal Amount:  	$25,000,000

Price to Public:  		100.00%

Agent's Commission:  	0.350%

Original Issue Date:  	02/28/00

Interest Rate Per Annum: 	8.00%

Interest Payment Dates:  	08/28 and 02/28, commencing 08/28/00

Maturity Date:  		02/28/10

Authorized Denomination:	$1,000 or any larger whole multiple.

Call Option: 		The Issuer has the right to call the issue
every two years at par on or after the
first call date.  Call notice is 30
calendar days.

First Call Date:   	02/28/03

The Agent has purchased the Notes as principal in this transaction and may resell any of such Notes to another broker/dealer (acting as principal for the purposes of resale) at a discount, which may vary from the discount received by the Agent in such transaction.


Lehman Brothers Holdings Inc.

By:	  /s/ Kathryn Bopp Flynn
Name:  Kathryn Bopp Flynn
Title: Assistant Vice President